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                                                                    EXHIBIT 10.2

December 22, 2004

Mr. Fred Rosett
Corporate Strategic Sourcing
Alcon Laboratories, Inc.
6201 South Freeway
Fort Worth, Texas 76134-2099

Dear Fred,

We hereby confirm Alcon's renewal of the Hyaluronate Purchase Agreement, dated March 28, 1990, and its subsequent amendments, under the following terms and conditions:

      - Renewal term of four years for the period January 1, 2005 through December 31, 2008.

      - Pricing over the term of the agreement to be effective January 1 of each year, as follows:

2005        **
2006        **
2007        **
2008        **

      -     The minimum purchase requirements per annum will be **.

      - The Specification for the Product will be set forth in the Supplier Controlled Documents, SPEC 025 (Dried Sodium Hyaluronate, ALCON, Ophthalmic) and SPEC 80349 (Dried Sodium Hyaluronate, ALCON, Japan Ophthalmic Grade) as such documents may be modified by agreement of the parties.

      - The terms and conditions stated above will be incorporated into any revision to the March 28, 1990 Purchase Agreement.

We value our relationship with ALCON and appreciate the opportunity to continue support of your business.Please sign and return a copy for our records.

LIFECORE BIOMEDICAL, INC.                      ALCON PHARMACEUTICALS LTD.

By:    /s/ Larry D. Hiebert                    By:    /s/ Jacqualyn Fouse
       -------------------------                      --------------------------

Title: VP of Operations                        Title: Director

** - The appearance of a double asterisk denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.